January 7, 1999


Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549


Re: The Dreyfus/Laurel Funds, Inc.
       File No. 811-5270


Dear Sir/Madam:

     Enclosed is one (1) copy of the Annual Report to Shareholders for the above referenced Fund for the annual fiscal year ended October 31, 1998 filed in compliance with the provisions of Section 30 of the Investment Company Act of 1940, as amended.



                                        Sincerely yours,


                                        Shari Confalone
                                        Paralegal


enc.